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                                                                    EXHIBIT 10.4

                              WCA WASTE CORPORATION

                        STOCK OPTION AGREEMENT UNDER THE
                    2004 WCA WASTE CORPORATION INCENTIVE PLAN

      This Stock Option Agreement (this "Agreement") is dated and effective as of ________ __, 20__ (the "Grant Date"), between WCA Waste Corporation, a Delaware corporation (the "Company"), and _______________ ("Optionee").

                                    RECITALS

      1. The Company has adopted the 2004 WCA Waste Corporation Incentive Plan (the "Plan"), which permits the grant of, among other things, [Non-Qualified][Non-Employee Director][Incentive] Options ("Options") to purchase shares of the Company's common stock ("Common Stock") to [Employees][Non-Employee Directors][Consultants] of the Company and its Affiliates.

      2. Optionee is [an Employee][a Non-Employee Director][a Consultant] of [an Affiliate of] the Company, and the Company wants to issue Options to Optionee.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    AGREEMENT

      Section 1. DEFINITIONS. Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

      Section 2. GRANT OF OPTIONS. The Company hereby grants to Optionee [Non-Qualified][Non-Employee Director][Incentive] Options to purchase up to _________ shares of Common Stock at an exercise price of $_______ per share. Subject to the provisions of Section 3 of this Agreement and all other applicable provisions of the Plan, the Options granted by this Section 2 may be exercised in whole or in part, as provided by the Plan, on or before _________ __, 20___.

      Section 3. VESTING. Subject to the further provisions of the Plan, the Options shall vest and become exercisable in accordance with the following schedule:

      Grant Date                                    _____________ shares
      1st Anniversary of Grant Date                 _____________ shares
      2nd Anniversary of Grant Date                 _____________ shares
      3rd Anniversary of Grant Date                 _____________ shares

      Section 4. PLAN GOVERNS. Optionee hereby acknowledges receipt of a copy the Plan. This Agreement and the Options granted under this Agreement are in all respects governed by and

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subject to the terms and conditions of the Plan, which is incorporated by reference into this Agreement as if it had been repeated word-for-word in this Agreement. In the event of any conflict between any provision of this Agreement and any provision of the Plan, the provision of the Plan shall govern.

      EXECUTED EFFECTIVE as of the date set forth above:

                                       WCA WASTE CORPORATION

                                       By: __________________________________

                                       Name: ________________________________

                                       Title: _______________________________

ACCEPTED:

_______________________________
     [Name of Optionee]

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